                                                                    EXHIBIT 99.a

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma financial statements give effect to the proposed merger of Southwest Gas Corporation (Southwest) into ONEOK, Inc. (ONEOK) (the Proposed Merger) as described in the Agreement and Plan of Merger as amended by Amendment No. 1 (the Agreement) incorporated by reference herein. The Proposed Merger will be treated as a purchase for accounting purposes. The assets acquired and the liabilities assumed will be recorded at their fair values. The Proposed Merger is subject to customary conditions including approval from Southwest shareholders and state regulators in Arizona, California, and Nevada. It is anticipated that the transaction can be closed later in 1999.

The fiscal year of ONEOK and Southwest ends on August 31 and December 31, respectively, and, accordingly, the accompanying unaudited pro forma combined condensed financial statements have been prepared using previously filed financial statements of ONEOK combined with comparable financial statement periods of Southwest. The unaudited pro forma condensed balance sheet as of May 31, 1999, is presented as if the Proposed Merger had occurred on that date using the Southwest balance sheet at March 31, 1999. The unaudited pro forma combined condensed statements of income for the fiscal year ended August 31, 1998, and the nine and twelve month periods ended May 31, 1999, assume that the Proposed Merger occurred at the beginning of the earliest period presented and include the comparable twelve months ended June 30, 1998, and the nine and twelve month periods ended March 31, 1999, respectively, for Southwest. The unaudited pro forma combined condensed financial statement of income for the fiscal year ended August 31, 1998, has been reclassified to conform to ONEOK's presentation adopted in the period ended May 31, 1999. The pro forma condensed statement of income for the twelve months ended May 31, 1999, has been presented as management believes that it is more representative of normal operations given the significance of the general rate increase granted to Southwest effective September 1997 in Arizona and the inclusion for a full twelve month period of the gas business of Western Resources, Inc., which was acquired by ONEOK effective December 1, 1997.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of ONEOK and Southwest and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of ONEOK and Southwest. The unaudited pro forma combined condensed financial statements do not purport to represent what ONEOK's financial position or results of operations would actually have been if the Proposed Merger had been consummated on the indicated dates, nor are they necessarily indicative of ONEOK's financial position or results of operations for any future period. The results of operations for the nine months ended May 31, 1999, are not necessarily indicative of the results to be expected for the entire fiscal year or any other interim period.

The pro forma adjustments are based on preliminary assumptions and estimates made by ONEOK management. The information necessary to account for the Proposed Merger in accordance with generally accepted accounting principles is incomplete at this time. In addition, the outcome of regulatory approvals may impact the allocation of the consideration to be paid for Southwest in the Proposed Merger. Accordingly, the pro forma combined condensed financial statements assume that the recorded amounts of Southwest's assets and liabilities approximate their fair values. The actual allocation of the consideration paid for Southwest may differ from that reflected in the unaudited pro forma combined condensed financial statements after a more extensive review of the fair values of the assets acquired and liabilities assumed has been completed. Accordingly, the allocation of the purchase price and the resultant amortization of the excess cost, which are based on preliminary estimates, may differ from the final purchase price allocation and amortization periods.

THE PROPOSED MERGER

The Agreement provides that ONEOK will pay $30.00 per share for each issued and outstanding share of Southwest common stock outstanding, including associated stock purchase rights. The transaction has been approved by the Boards of Directors of both Southwest and ONEOK and will be voted on by the Southwest shareholders on August 10, 1999. The transaction has been approved by the Public Utilities Commission of Nevada and by the Arizona Corporation Commission staff and the Residential Utility Consumers Office in Arizona. A hearing before a hearing officer is set for July 22, 1999 in Arizona and a similar hearing is set in California for July 26, 1999. No other regulatory approvals are required.

On April 27, 1999, Southern Union Company (Southern Union) announced that it was increasing its unsolicited proposal to acquire Southwest from $30.00 to $33.50 per share. Southwest rejected the Southern Union proposal, saying it believed ONEOK is stronger financially and can obtain regulatory approval more quickly.

A complaint was filed in the Superior Court of the State of California on December 16, 1998 and amended on March 22, 1999, May 5, 1999 and June 25, 1999 seeking, among other things, to enjoin the Proposed Merger, to rescind the Agreement or portions thereof, to implement an auction of Southwest or similar process, to void the $30 million termination fee which is payable in certain events, and unspecified damages. Southern Union has intervened in this case and is seeking, among other things, a temporary restraining order and preliminary injunction to maintain the status quo. On June 9, 1999, Southwest signed a Memorandum of Understanding with the shareholders' plaintiffs' counsel to settle this action as to all plaintiffs, other than Southern Union. It is anticipated that the amount of the settlement would be recoverable through insurance.

Financing for ONEOK's proposed acquisition of Southwest is expected to be provided through long-term notes and a short-term bridge loan. The long-term notes with an average term of eight years and a weighted average interest rate of 7.3 percent are expected to provide $500 million while the bridge loan is expected to provide the remainder of the financing with a weighted average interest rate of 5.75 percent. Financing costs related to the long-term notes to be amortized are expected to be $5.5 million. Financing cost related to the bridge loan are expected to be $500 thousand.

SOUTHWEST GAS CORPORATION

In August 1997, the Arizona Corporation Commission (ACC) approved a settlement of a general rate application submitted by Southwest in November 1996 providing Southwest with a $32 million general rate increase effective September 1997. The settlement achieved a number of favorable rate design improvements and tariff restructuring changes including consolidation of the southern and central Arizona rate jurisdictions for ratemaking purposes and better matching of rates with the costs of serving various customer classes.

During the three months ended December 31, 1997, Southwest recognized nonrecurring charges to income related to cost overruns on two separate construction projects. These charges are reflected in Other Expense. An $8 million pretax charge resulted from cost overruns experienced during expansion of the northern California service territory. A second pretax charge, for $5 million, related to cost overruns on a nonutility construction project. Partially offsetting these charges was the recognition of a $3.4 million income tax benefit related to the successful settlement in November 1997 of open tax issues dating back as far as 1988. The combined impact of these events was a $4.1 million reduction to earnings.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  MAY 31, 1999
                                   (THOUSANDS)

                                                                                                       PRO FORMA         COMBINED
                                                                         ONEOK         SOUTHWEST      ADJUSTMENTS         TOTAL
                                                                      -----------     -----------     -----------      -----------
ASSETS
Property                                                              $ 3,010,539     $ 2,182,825                      $ 5,193,364
           Accumulated depreciation, depletion & amortization             966,719         627,650                        1,594,369
                                                                      -----------     -----------     -----------      -----------
                   Net property                                         2,043,820       1,555,175                        3,598,995
                                                                      -----------     -----------     -----------      -----------
CURRENT ASSETS:
           Cash and cash equivalents                                        6,759          14,183                           20,942
           Accounts and notes receivable                                  222,287          83,424                          305,711
           Inventories                                                    102,209                                          102,209
           Other                                                           42,913          84,338                          127,251
                                                                      -----------     -----------     -----------      -----------
                   Total current assets                                   374,168         181,945                          556,113
                                                                      -----------     -----------     -----------      -----------
Deferred Charges and Other Assets:
           Regulatory assets, net                                         246,404          35,815                          282,219
           Goodwill                                                        75,180           8,812          (8,812)(b)       75,180
           Excess charges to be allocated                                                                 467,776 (b)      467,776
           Other                                                          195,591           4,572           5,994 (a)      206,157
                                                                      -----------     -----------     -----------      -----------
                   Total deferred charges and other assets                517,175          49,199         464,958        1,031,332
                                                                      -----------     -----------     -----------      -----------
                                   TOTAL ASSETS                       $ 2,935,163     $ 1,786,319     $   464,958      $ 5,186,440
                                                                      ===========     ===========     ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
COMMON SHAREHOLDERS' EQUITY
           Common stock                                               $       317     $    32,185        ($32,185)(b)          317
           Premium on capital stock                                       331,825         427,541        (427,541)(b)      331,825
           Treasury stock at cost                                          (1,012)                                          (1,012)
           Retained earnings                                              317,425          41,505         (41,505)(b)      317,425
                                                                      -----------     -----------     -----------      -----------
                   Total common shareholders' equity                      648,555         501,231        (501,231)         648,555
           Convertible preferred stock:  series A                             199                                              199
           Convertible preferred stock:  series B                               1                                                1
           Premium on preferred stock                                     568,870                                          568,870
                                                                      -----------     -----------     -----------      -----------
                   Total shareholders' equity                           1,217,625         501,231        (501,231)       1,217,625
Long-term debt, excluding current portion                                 524,558         779,599         500,000 (a)    1,804,157
Redeemable preferred securities of Southwest Gas Capital I                                 60,000                           60,000
                                                                      -----------     -----------     -----------      -----------
           Total capitalization                                         1,742,183       1,340,830          (1,231)       3,081,782
                                                                      -----------     -----------     -----------      -----------
CURRENT LIABILITIES:
           Long-term debt                                                  16,817           5,049                           21,866
           Notes payable                                                  397,000             720         466,189 (a)      863,909
           Accounts payable                                               166,791          55,591                          222,382
           Accrued taxes                                                   30,144          66,774                           96,918
           Accrued interest                                                11,304          14,034                           25,338
             Other                                                         65,235          74,572                          139,807
                                                                      -----------     -----------     -----------      -----------
                   Total current liabilities                              687,291         216,740         466,189        1,370,220
                                                                      -----------     -----------     -----------      -----------
DEFERRED CREDITS AND OTHER LIABILITIES:
           Deferred income taxes                                          333,069         176,503                          509,572
           Other deferred credits                                         172,620          52,246                          224,866
                                                                      -----------     -----------     -----------      -----------
                   Total deferred credits and other liabilities           505,689         228,749                          734,438
                                                                      -----------     -----------     -----------      -----------
                            TOTAL LIABILITIES & SHAREHOLDERS' EQUITY  $ 2,935,163     $ 1,786,319     $   464,958      $ 5,186,440
                                                                      ===========     ===========     ===========      ===========



See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                         NINE MONTHS ENDED MAY 31, 1999
                  (Amounts in thousands, except per share data)



                                                                                                PRO FORMA     COMBINED
                                                              ONEOK         SOUTHWEST          ADJUSTMENTS      TOTAL
                                                           -----------     -----------         -----------   -----------
OPERATING REVENUES
           Regulated                                       $   805,058     $   639,327                       $ 1,444,385
           Nonregulated                                        580,660         100,509                           681,169
                                                           -----------     -----------         -----------   -----------
                            Total operating revenues         1,385,718         739,836                         2,125,554
                                                           -----------     -----------         -----------   -----------
OPERATING EXPENSES
           Cost of gas                                         862,397         270,980                         1,133,377
           Operations and maintenance                          197,438         247,444                           444,882
           Depreciation, depletion and amortization             96,542          69,929            8,771 (b)      175,242
           General taxes                                        29,039          23,041                            52,080
                                                           -----------     -----------         -----------   -----------
                            Total operating expenses         1,185,416         611,394            8,771        1,805,581
                                                           -----------     -----------         -----------   -----------
Operating income                                               200,302         128,442           (8,771)         319,973
Other income (expense)                                           4,993          (1,651)                            3,342
Income taxes expense                                            64,968          33,916          (18,864)(g)       80,020
Interest expense                                                36,349          46,405           27,375 (c)      131,123
                                                                                                 20,104 (d)
                                                                                                    515 (e)
                                                                                                    375 (f)
Preferred securities distribution expense                                        4,106                             4,106
                                                           -----------     -----------         -----------   -----------
NET INCOME                                                     103,978          42,364          (38,276)         108,066
Preferred stock dividends                                       27,972                                            27,972
                                                           -----------     -----------         -----------   -----------
           Income available for common stock               $    76,006     $    42,364         $(38,276)     $    80,094
                                                           ===========     ===========         ===========   ===========
Weighted average shares outstanding - basic                     31,588                                            31,588
                                                           ===========     ===========         ===========   ===========
Weighted average shares outstanding - diluted                   51,679                                            51,679
                                                           ===========     ===========         ===========   ===========
Earnings per share of common stock - basic                 $      2.41                                       $      2.54
                                                           ===========     ===========         ===========   ===========
Earnings per share of common stock - diluted               $      2.01                                       $      2.09
                                                           ===========     ===========         ===========   ===========


See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                           YEAR ENDED AUGUST 31, 1998
                  (Amounts in thousands, except per share data)



                                                                                             PRO FORMA        COMBINED
                                                              ONEOK        SOUTHWEST        ADJUSTMENTS        TOTAL
                                                           -----------     -----------      -----------     -----------
OPERATING REVENUES
           Regulated                                       $   971,905     $   734,741                      $ 1,706,646
           Nonregulated                                        848,853         110,598                          959,451
                                                           -----------     -----------        --------      -----------
                           Total operating revenues          1,820,758         845,339                        2,666,097
                                                           -----------     -----------        --------      -----------
OPERATING EXPENSES
           Cost of gas                                       1,220,009         282,771                        1,502,780
           Operations and maintenance                          277,068         302,512                          579,580
           Depreciation, depletion and amortization            101,653          86,776          11,694 (b)      200,123
           General taxes                                        33,217          30,099                           63,316
                                                           -----------     -----------        --------      -----------
                           Total operating expenses          1,631,947         702,158          11,694        2,345,799
                                                           -----------     -----------        --------      -----------
Operating income                                               188,811         143,181         (11,694)         320,298
Other income(expense)                                           14,644         (11,560)                           3,084
Income taxes expense                                            66,585          20,268         (25,152) (h)      61,701
Interest expense                                                35,075          64,790          36,500  (c)     164,358
                                                                                                26,806  (d)
                                                                                                   687  (e)
                                                                                                   500  (f)
Preferred securities distribution expense                                        5,475                            5,475
                                                           -----------     -----------        --------      -----------
NET INCOME                                                     101,795          41,088         (51,035)          91,848
Preferred stock dividends                                       26,979                                           26,979
                                                           -----------     -----------        --------      -----------
           Income available for common stock               $    74,816     $    41,088        ($51,035)     $    64,869
                                                           ===========     ===========        ========      ===========
Weighted average shares outstanding - basic                     30,674                                           30,674
                                                           ===========     ===========        ========      ===========
Weighted average shares outstanding - diluted                   45,729                                           45,729
                                                           ===========     ===========        ========      ===========
Earnings per share of common stock - basic                 $      2.44                                      $      2.11
                                                           ===========     ===========        ========      ===========
Earnings per share of common stock - diluted               $      2.23                                      $      2.01
                                                           ===========     ===========        ========      ===========


During the three months ended December 31, 1997, Southwest recognized nonrecurring charges to income related to cost overruns on two separate construction projects. These charges are reflected in Other Expense. An $8 million pretax charge resulted from cost overruns experienced during expansion of the northern California service territory. A second pretax charge, for $5 million, related to cost overruns on a nonutility construction project. Partially offsetting these charges was the recognition of a $3.4 million income tax benefit related to the successful settlement in November 1997 of open tax issues dating back as far as 1988. The combined impact of these events was a $4.1 million reduction to earnings.


See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                        TWELVE MONTHS ENDED MAY 31, 1999
                  (Amounts in thousands, except per share data)



                                                                                         PRO FORMA         COMBINED
                                                          ONEOK          SOUTHWEST       ADJUSTMENTS         TOTAL
                                                        -----------     -----------      -----------      -----------
OPERATING REVENUES
           Regulated                                    $   931,578     $   804,344                       $ 1,735,922
           Nonregulated                                     809,280         128,389                           937,669
                                                        -----------     -----------      -----------      -----------
                   Total operating revenues               1,740,858         932,733                         2,673,591
                                                        -----------     -----------      -----------      -----------
OPERATING EXPENSES
           Cost of gas                                    1,110,796         344,748                         1,455,544
           Operations and maintenance                       272,073         324,119                           596,192
           Depreciation, depletion and amortization         126,937          91,587           11,694 (b)      230,218
           General taxes                                     37,080          30,886                            67,966
                                                        -----------     -----------      -----------      -----------
                   Total operating expenses               1,546,886         791,340           11,694        2,349,920
                                                        -----------     -----------      -----------      -----------
Operating income                                            193,972         141,393          (11,694)         323,671
Other income (expense)                                        4,993          (1,715)                            3,278
          Income taxes expense                               60,234          32,409          (25,152) (g)      67,491
          Interest expense                                   46,250          61,944           36,500  (c)     172,687
                                                                                              26,806  (d)
                                                                                                 687  (e)
                                                                                                 500  (f)
          Preferred securities distribution expense                           5,475                             5,475
                                                        -----------     -----------      -----------      -----------
NET INCOME                                                   92,481          39,850          (51,035)          81,296
Preferred stock dividends                                    36,992                                            36,992
                                                        -----------     -----------      -----------      -----------
           Income available for common stock            $    55,489     $    39,850         ($51,035)     $    44,304
                                                        ===========     ===========      ===========      ===========
Weighted average shares outstanding - basic                  31,587                                            31,587
                                                        ===========     ===========      ===========      ===========
Weighted average shares outstanding - diluted (h)            31,612                                            31,612
                                                        ===========     ===========      ===========      ===========
Earnings per share of common stock - basic              $      1.76                                       $      1.40
                                                        ===========     ===========      ===========      ===========
Earnings per share of common stock - diluted            $      1.76                                       $      1.40
                                                        ===========     ===========      ===========      ===========


See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The pro forma adjustments have been made to the Unaudited Pro Forma Combined Condensed Financial Statements to reflect the following:

(a) To record the financing required to pay the $30.00 per share cash consideration to Southwest shareholders pursuant to the Agreement and related costs (thousands, except per share data)

Total Consideration:

     Shares of common stock of Southwest outstanding       30,555
      Per share consideration                            $     30
                                                         --------
              Total consideration                        $916,650

Plus:
Financing costs - long-term notes                           5,494
Financing costs - short-term bridge loan                      500
Transaction costs                                          43,545
                                                         --------
              Total acquisition financing required       $966,189

              Long-term notes                            $500,000
              Short-term bridge loan                      466,189
                                                         --------
              Total anticipated debt                     $966,189
                                                         ========

(b) The excess of the total purchase price over the allocation of fair value to the net assets is the excess costs to be allocated. The calculation of excess costs to be allocated is based on the following assumptions and calculations (thousands):

Total Consideration                                                                $916,650
Transaction Costs                                                                    43,545
                                                                                   --------
     Total purchase price                                                           960,195
Estimated net tangible asset book value at May 31, 1999                             492,419
                                                                                   --------
     Excess costs to be allocated related to proposed merger                       $467,776
                                                                                   ========

Amortization of excess costs (assumes a 40 year life):
     Adjustment to amortization expense for the fiscal year 1998
        and the twelve months ended May 31, 1999                                   $ 11,694
     Adjustment to amortization expense for the nine months
        ended May 31, 1999                                                         $  8,771

(c) Interest expense adjustments as a result of the anticipated long-term debt are as follows (thousands):

     Total anticipated long-term debt--see note (a)                                $500,000
     Assumed weighted average interest rate on  debt                                    7.3%
                                                                                   --------
     Interest expense adjustment for fiscal 1998 and the twelve months
         ended May 31, 1999                                                        $ 36,500
                                                                                   ========
     Interest expense adjustment for the nine months ended
        May 31, 1999                                                               $ 27,375
                                                                                   ========

The assumed weighted-average interest rate reflects current market rates; however, actual rates will reflect interest rates at or about closing of the Proposed Merger and, thus, are subject to change prior to closing. For every 1/8 percent change in the interest rate, interest expense for the fiscal year 1998, the twelve months ended May 31, 1999, and the nine months ended May 31, 1999, would change by $625 thousand, $625 thousand, and $469 thousand, respectively.

(d) Interest expense adjustments as a result of the anticipated short-term debt are as follows (thousands):

Total anticipated short-term bridge loan--see note (a)    $466,189
Assumed interest rate on debt                                 5.75%
                                                          --------
Interest expense adjustment for fiscal 1998 and the
   twelve months ended May 31, 1999                       $ 26,806
                                                          ========
Interest expense adjustment for the nine months ended
   May 31, 1999                                           $ 20,104
                                                          ========

The assumed interest rate reflects current market rates; however, actual rates will reflect interest rates at or about closing of the Proposed Merger and, thus, are subject to change prior to closing. For every 1/8 percent change in the interest rate, the interest expense for the fiscal year 1998, for the twelve months ended May 31, 1999 and for the nine months ended May 31, 1999, would change by $583 thousand, $583 thousand, and $437 thousand, respectively. ONEOK will need to refinance the short-term bridge loan on a permanent basis subsequent to the Proposed Merger. If long term-debt is used to refinance the bridge loan, it is probable that the interest rate theron will be higher than the assumed rate above.

(e) To record amortization expense of the debt issuance costs of the notes over the 8-year average life of the notes. Amortization expense for fiscal year 1998, the twelve months ended May 31, 1999, and the nine months ended May 31, 1999, would be $687 thousand, $687 thousand, and $515 thousand respectively.

(f) To record amortization expense of the debt issuance costs of the short-term bridge loan. Expense for fiscal year 1998, the twelve months ended May 31, 1999, and the nine months ended May 31, 1999 would be $500 thousand, $500 thousand, and $375 thousand respectively.

(g) Represents the tax effect at the statutory rate of all pre-tax pro forma adjustments after excluding nondeductible goodwill amortization.

(h) The effect of 19,207,854 shares of preferred stock convertible into common stock have not been considered in the historical or pro forma diluted computation because the effect is antidilutive.